DJSP Enterprises, Inc. Announces Intention to Voluntarily Delist and Deregister Stock

PLANTATION, Fla., March 8, 2011 – DJSP Enterprises, Inc. (NASDAQ: DJSP, DJSPW, DJSPU) today announced that it has submitted written notice to The NASDAQ Stock Market LLC (“NASDAQ”) of its intent to voluntarily delist its ordinary shares, warrants, and units from the NASDAQ Global Market and deregister its ordinary shares, warrants, and units under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company currently anticipates that, on or about March 18, 2011, but no earlier than March 18, 2011, the Company will file with the Securities and Exchange Commission (the “SEC”) and NASDAQ a Form 25 relating to the delisting and deregistration of its ordinary shares, warrants, and units. The Company expects that trading in the Company’s ordinary shares, warrants, and units will be suspended on the date the Form 25 is filed, with the official delisting of the Company’s ordinary shares, warrants, and units becoming effective ten days thereafter. Accordingly, the Company anticipates that trading of its ordinary shares, warrants, and units on NASDAQ will be suspended on or about March 18, 2011 and that its ordinary shares, warrants, and units will be delisted from NASDAQ on or about March 28, 2011, and on or about that date the Company will file with the SEC a Form 15, Notice of Termination and Suspension of Duty to File, to terminate its reporting obligations under the Exchange Act.  When the Form 15 has been filed, the Company’s obligations to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration of its ordinary shares, warrants, and units will become effective 90 days after the date the Form 15 is filed with the SEC. The Company is eligible to deregister its ordinary shares, warrants, and units because it has fewer than 300 shareholders of record.  The deregistration of the Company’s ordinary shares, warrants, and units is subject to the SEC’s approval of its post-effective amendment terminating the Company’s Registration Statement on Form F-1, and no SEC objection to the Company’s filed Form 15.

Following the delisting and deregistration of the Company’s ordinary shares, warrants, and units, it is expected that trading of the Company’s ordinary shares, warrants, and units by continuing shareholders may be effected through privately negotiated transactions or, if the Company qualifies, through quotations on the Pink OTC Market (a centralized quotation service that collects and publishes market maker quotes for securities). This will require at least one market maker to quote the Company’s ordinary shares, warrants, and units on the Pink OTC Market, after the market maker complies with certain filing and disclosure rules or by complying with the unsolicited customer order rule.  There is no assurance that either the Company or a market maker will comply with those rules. More information about the Pink OTC Market can be obtained from its website at http://www.otcmarkets.com/otc-pink/home.

The Company’s Board of Directors authorized the delisting and deregistration of the Company’s ordinary shares, warrants, and units after concluding that the consequences of remaining an SEC-reporting company, including the significant costs associated with regulatory compliance, outweighed the current benefits of public company status to the Company and its shareholders. Among the factors considered were the costs, both direct and indirect, incurred by the Company each year in connection with the preparation and filing of periodic reports and forms with the SEC.

As previously reported, the Company has received letters from NASDAQ notifying it that deficiencies exist with regard to continued listing pursuant to the following NASDAQ Listing Rules: (a) Rule 5450(b)(2)(C), because the Company’s publicly held securities failed to maintain a minimum market value of $15,000,000; (b) Rule 5450(b)(2)(A), because the Company’s listed securities failed to maintain a minimum market value of $50,000,000; and (c) Rule 5450(a)(1), because the Company’s listed securities failed to maintain a minimum bid price of $1 per share.  The Company was given a cure period to regain compliance with each of these Listing Rules, the earliest of which is May 23, 2011.  The Company does not believe that it will be able to regain compliance with the Listing Rules by this date.

Forward Looking Statements

This press release contains forward-looking statements about us within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”).  Words such as “anticipate,” “believe,” “estimate,” “expect” and “intend” and other similar expressions are forward-looking statements within the meaning of the Act.  Such forward-looking statements are based upon the current beliefs and expectations of our management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.  The risk factors detailed above and in our filings with the SEC, including our Annual Report on Form 20-F for the period ended December 31, 2009, which are available at the SEC’s internet site (http://www.sec.gov), among others, could cause actual results to differ from those set forth in the forward-looking statements.  Forward-looking statements in this press release speak only as of the date of the press release, and we assume no obligation to update forward-looking statements or the reasons why actual results could differ.

CONTACT:  DJSP Enterprises, Inc.
Chris Simmons, Director of Investor Relations
954-233-8000 ext. 1744
Cell: 954-294-9095
900 South Pine Island Rd.
Plantation, FL 33324